Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below and not otherwise defined in this Exhibit 99.1 have the same meaning as terms defined and included elsewhere in the Current Report on Form 8-K (the “Form 8-K”) filed with the Securities and Exchange Commission (the “SEC”) on September 16, 2022. Unless the context otherwise requires, the “Company” refers to Amprius Technologies, Inc. (“Amprius”) (f/k/a Kensington Capital Acquisition Corp. IV) and its subsidiaries after the Closing, and Kensington Capital Acquisition Corp. IV (“Kensington”) prior to the Closing.

The following unaudited pro forma condensed combined financial information presents the combination of the financial information of Legacy Amprius and Kensington adjusted to give effect to the Business Combination. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X.

The unaudited pro forma condensed combined balance sheet as of June 30, 2022 combines the historical balance sheets of Legacy Amprius and Kensington on a pro forma basis as if the Business Combination had been consummated on June 30, 2022. The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2022 and year ended December 31, 2021 combines the historical statements of operations of Legacy Amprius and Kensington for such period on a pro forma basis as if the Business Combination had been consummated on January 1, 2021, the beginning of the earliest period presented.

The pro forma condensed combined financial information may not be useful in predicting the future financial condition and results of operations of the Company following the Closing. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

Upon the closing of the Business Combination, holders of 16,517,276 Class A Ordinary Shares exercised their right to redeem such shares for cash at a price of approximately $10.04 per share for aggregate payments of approximately $165.9, which is reflected in the unaudited condensed combined pro forma financial information.

The following summarizes the pro forma capitalization of the Company immediately after the Business Combination:

	Shares	%
Kensington’s public shareholders (1)	3,215,224	3.8%
Kensington’s Initial Shareholders (2)	13,124,642	15.6%
PIPE Investors	2,052,500	2.4%
Legacy Amprius stockholders	65,776,550	78.1%

Pro Forma Common Stock (3)	84,168,916	100.0%

(1)	Excludes 3,267,500 Class A Ordinary Shares included in the Original Units purchased by the Sponsor in Kensington’s initial public offering (the “IPO”).
(2)	Includes 9,857,142 Class B Ordinary Shares and 3,267,500 Class A Ordinary Shares included in the Original Units purchased by the Sponsor in the IPO.
(3)	The pro forma capitalization excludes the following:

•	14,223,410 unexercised Options;

•	29,482,724 unexercised Public Warrants;

•	16,400,000 unexercised Private Warrants; and

•	2,052,500 unexercised PIPE Warrants

Legacy Amprius was determined to be the accounting acquirer in the Business Combination based on the following predominate factors:

•	The holders of Legacy Amprius Common Stock prior to the Business Combination owned over 78% of the Company immediately following the Closing;

•

the board of directors of the Company following the Closing is comprised of all of the members of the Legacy Amprius board of directors, which members represent more than a majority of the board of directors of the Company;

•	Legacy Amprius’ senior management is the senior management of the Company; and

•	Legacy Amprius’ is the larger entity based on historical operating activity and has the larger employee base.

The Business Combination was accounted for as a reverse recapitalization in accordance with GAAP, whereby Kensington was treated as the acquired company and Legacy Amprius was treated as the acquirer. Accordingly, for accounting purposes, the Business Combination was treated as the equivalent of Legacy Amprius issuing stock for the net assets of Kensington, accompanied by a recapitalization. The net assets of Kensington are stated at historical cost, with no goodwill or other intangible assets recorded. Subsequently, results of operations presented for the period prior to the Business Combination are those of Legacy Amprius.

Assumptions and estimates underlying the unaudited pro forma adjustments included in the unaudited pro forma condensed combined financial statements are described in the accompanying notes. The unaudited pro forma condensed combined financial information has been presented for illustrative purposes only and are not necessarily indicative of the operating results and financial position that would have been achieved had the Business Combination occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial information does not purport to project the future operating results or financial position of the Company following the completion of the Business Combination. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial information and are subject to change as additional information becomes available and analyses are performed.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF JUNE 30, 2022

(in thousands)

	Legacy Amprius (Historical)	Kensington (Historical)	Autonomous Entity Adjustments (Note 3)	Transaction Accounting Adjustments (Note 3)		Pro Forma Combined
Assets
Cash and cash equivalents	$5,243	$1,966		$230,295	(a)	$82,401
				(9,721	)(c)
				20,525	(i)
				(165,907	)(j)
Accounts receivable	490	—				490
Inventories, net	329	—				329
Prepaid expenses and other current assets	106	223				329
Deferred costs, current	1,591	—				1,591

Total current assets	7,759	2,189	—	75,192		85,140
Investment and cash held in Trust Account	—	230,295		(230,295	)(a)	—
Prepaid expenses - long-term	—	109				109
Restricted cash, non current	333					333
Deferred costs, non current	112	—				112
Deferred offering costs	3,033	—		(3,033	)(c)	—
Property and equipment, net	3,652	—				3,652
Right of use asset, net	2,907	—				2,907

Total assets	17,796	232,593	—	(158,136)		92,253

Liabilities
Accounts payable	2,081	30		(1,753	)(c)	358
Accrued liabilities	1,907	1,154		(501	)(c)	2,020
				(540	)(c)
Deferred revenue, current	1,706	—				1,706
Operating lease liabilities, current	514	—				514

Total current liabilities	6,208	1,184	—	(2,794)		4,598
Derivative warrant liabilities	—	11,310		(11,310	)(f)	—
Deferred underwriting fees	—	8,050		(8,050	)(b)	—
Working capital loan - related party	—	200		(200	)(g)	—
Deferred revenue, non current	404	—				404
Operating lease liabilities, non current	2,652	—				2,652

Total liabilities	9,264	20,744	—	(22,354)		7,654

Commitments and contingencies
Class A ordinary shares subject to possible redemption	—	230,195		(230,195	)(d)	—
Stockholders’ equity
Preference shares	—	—				—
Ordinary shares
Class A	—	—		2	(d)	—
				(2	)(e)
Class B	—	1		(1	)(e)	—
Legacy Amprius Common Stock	1	—		(1	)(h)	—
Company Common Stock	—	—		3	(e)	8
				7	(h)
				—	(i)
				(2	)(j)
Additional paid-in capital	91,117	—		8,050	(b)	167,177
				(4,935	)(c)
				230,193	(d)
				11,310	(f)
				200	(g)
				(6	)(h)
				20,525	(i)
				(165,905	)(j)
				(23,372	)(k)
Accumulated deficit	(82,586)	(18,347)		(5,025	)(c)	(82,586)
				23,372	(k)

Total stockholders’ equity	8,532	(18,346)	—	94,413		84,599

Total liabilities and stockholders’ equity	$17,796	$232,593	$—	$(158,136)		$92,253

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(in thousands, except share and per share data)

	Legacy Amprius (Historical)	Kensington (Historical)	Autonomous Entity Adjustments (Note 3)	Transaction Accounting Adjustments (Note 3)		Pro Forma Combined
Revenue	$2,801	$—				2,801
Cost of revenue	5,230	—				5,230

Gross loss	(2,429)	—	—	—		(2,429)

Operating expense:
Research and development	820	—				820
Selling, general and administrative expense	3,822	1,786		(80	)(aa)	5,528

Total operating expenses	4,642	1,786	—	(80)		6,348

Loss from operations	(7,071)	(1,786)	—	80		(8,777)

Other income (expense), net:
Change in fair value of derivative warrant liabilities	—	4,680		(4,680	)(bb)	—
Income from investments held in Trust Account	—	295		(295	)(cc)	—
Offering costs associated with derivative warrant liabilities	—	(564)				(564)
Other income (expense), net	39	—				39

Total other income (expense), net	39	4,411	—	(4,975)		(525)

Loss before provision for income taxes	(7,032)	2,625	—	(4,895)		(9,302)
Income tax benefit	—	—				—

Net loss	$(7,032)	$2,625	$—	$(4,895)		$(9,302)

Basic and diluted weighted average shares outstanding	45,178,576					84,168,916
Basic and diluted net loss per share	$(0.16)					$(0.11)

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(in thousands, except share and per share data)

		For the period from March 19, 2021 (inception) through December 31, 2021	Autonomous Entity Adjustments (Note 3)	Transaction Accounting Adjustments (Note 3)		Year Ended December 31, 2021

	Year Ended December 31, 2021 Legacy Amprius (Historical)
		Kensington (Historical)				Pro Forma Combined
Revenue	$2,772	$—				2,772
Cost of revenue	7,101	—				7,101

Gross loss	(4,329)	—	—	—		(4,329)

Operating expense:
Research and development	1,450	—				1,450
Selling, general and administrative expense	4,844	59	3,479			8,382

Total operating expenses	6,294	59	3,479	—		9,832

Loss from operations	(10,623)	(59)	(3,479)	—		(14,161)

Other income (expense), net:
Gain on forgiveness of PPP loan	743					743
Other income (expense), net	(16)	—		(5,025	)(dd)	(5,041)

Total other income (expense), net	727	—	—	(5,025)		(4,298)

Loss before provision for income taxes	(9,896)	(59)	(3,479)	(5,025)		(18,459)
Income tax benefit	—	—				—

Net loss	$(9,896)	$(59)	$(3,479)	$(5,025)		$(18,459)

Basic and diluted weighted average shares outstanding	45,170,994					84,168,916
Basic and diluted net loss per share	$(0.22)					$(0.22)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.	Basis of Presentation

The Business Combination was accounted for as a reverse recapitalization in accordance with GAAP, whereby Kensington was treated as the acquired company and Legacy Amprius was treated as the acquirer. Accordingly, for accounting purposes, the Business Combination was treated as the equivalent of Legacy Amprius issuing stock for the net assets of Kensington, accompanied by a recapitalization. The net assets of Kensington were stated at historical cost, with no goodwill or other intangible assets recorded. Subsequently, results of operations presented for the period prior to the Business Combination are those of Legacy Amprius.

The unaudited pro forma condensed combined balance sheet as of June 30, 2022 gives pro forma effect to the Business Combination as if it had been consummated on June 30, 2022. The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2022 and year ended December 31, 2021 give pro forma effect to the Business Combination as if it had been consummated on January 1, 2021.

The unaudited pro forma condensed combined balance sheet as of June 30, 2022 has been prepared using, and should be read in conjunction with, the following:

•	Legacy Amprius’ unaudited condensed balance sheet as of June 30, 2022 and the related notes included in the Proxy Statement/Prospectus; and

•	Kensington’s unaudited condensed balance sheet as of June 30, 2022 and the related notes included in the Proxy Statement/Prospectus.

The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2022 has been prepared using, and should be read in conjunction with, the following:

•	Legacy Amprius’ unaudited condensed statement of operations for the six months ended June 30, 2022 and the related notes included in the Proxy Statement/Prospectus; and

•	Kensington’s unaudited condensed statement of operations for the six months ended June 30, 2022 and the related notes included in the Proxy Statement/Prospectus.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2021 has been prepared using, and should be read in conjunction with, the following:

•	Legacy Amprius’ audited statement of operations for the year ended December 31, 2021 and the related notes included in the Proxy Statement/Prospectus; and

•	Kensington’s audited statement of operations for the period March 19, 2021 (inception) through December 31, 2021 and the related notes included in the Proxy Statement/Prospectus.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The unaudited pro forma condensed combined financial information does not give effect to any synergies, operating efficiencies, tax savings or cost savings that may be associated with the Business Combination.

The unaudited pro forma condensed combined financial information does not reflect the income tax effects of the pro forma adjustments as based on the statutory rate in effect for the historical periods presented, as management believes income tax adjustments to not be meaningful given the combined entity incurred significant losses during the historical periods presented.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statement of operations are based upon the number of the Company’s shares outstanding, assuming the Business Combination occurred on January 1, 2021.

The pro forma adjustments reflecting the completion of the Business Combination are based on currently available information and assumptions and methodologies that management believes are reasonable under the circumstances. The pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments, and it is possible the difference may be material. Management believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at the current time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future results of operations or financial position of the post-combination company. They should be read in conjunction with the historical financial statements and notes thereto of Legacy Amprius and Kensington.

2.	Accounting Policies and Reclassifications

Upon consummation of the Business Combination, management will perform a comprehensive review of Legacy Amprius’ and Kensington’s accounting policies. As a result of the review, management may identify differences between the accounting policies of the two entities, which, when conformed, could have a material impact on the financial statements of the Company. Based on its initial analysis, management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information.

3.	Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only.

Autonomous Entity Adjustments

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2021 has been adjusted by approximately $3.5 million of incremental compensation and benefits associated with certain senior executives necessary to depict Legacy Amprius as an autonomous entity. The incremental compensation and benefits represent amounts incremental to the historical costs for these same services that have been allocated by Amprius, Inc. to Legacy Amprius in its historical combined financial statements for the year ended December 31, 2021.

The unaudited pro forma condensed combined balance sheet and statement of operations as of and for the six months ended June 30, 2022 do not reflect an autonomous entity adjustment as management believes the amounts allocated by Amprius, Inc. to Legacy Amprius in its historical combined financial statements as of and for the six months ended June 30, 2022 materially present Legacy Amprius as an autonomous entity.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The pro forma adjustments included in the unaudited pro forma condensed combined balance sheet as of June 30, 2022, are as follows:

(a)	Reflects the reclassification of investment and cash held in the Trust Account that became available following the Business Combination.

(b)

Reflects the reversal of $8.1 million in deferred underwriting fees. On September 11 and September 12, 2022, each of the underwriters agreed to waive its right to receive its portion of the deferred underwriting fees. The reversal of the deferred underwriting fees was reflected as an increase to additional paid-in capital.

(c)

Represents estimated transaction costs incurred by Legacy Amprius and Kensington of approximately $4.94 million and $5.53 million, respectively, for legal, financial advisory and other professional fees.

For Legacy Amprius’ estimated transaction costs:

•	$1.75 million were deferred in deferred offering costs and accrued in accounts payables as of June 30, 2022;

•	$0.54 million were deferred in deferred offering costs and accrued in accrued liabilities as of June 30, 2022;

•	$0.74 million were deferred in deferred offering costs and paid as of June 30, 2022;

•	$4.20 million was reflected as a reduction of cash, which represents Legacy Amprius’ estimated transaction costs less amounts previously paid by Legacy Amprius’ as of June 30, 2022; and

•	$4.94 million were capitalized and offset against the proceeds from the Business Combination and reflected as a decrease in additional paid-in capital.

For Kensington’s estimated transaction costs:

•	$0.50 million was accrued by Kensington in accrued liabilities and recognized in expense as of June 30, 2022;

•	$5.53 million was reflected as a reduction of cash; and

•

$5.03 million was reflected as an adjustment to accumulated deficit as of June 30, 2022, which represents the total estimated Kensington transaction costs less $0.50 million previously recognized by Kensington as of June 30, 2022. The costs expensed through accumulated deficit are included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2021 as discussed in Note 3(dd) below.

(d)	Reflects the reclassification of $230.2 million of Class A Ordinary Shares, par value of $0.0001 per share, subject to possible redemption to permanent equity.

(e)	Reflects the conversion of 23,000,000 Class A Ordinary Shares and 9,857,142 Class B Ordinary Shares into 32,857,142 shares of Common Stock in connection with the Domestication.

(f)

Reflects adjustment to reclassify Class 1 Warrants and Private Warrants from liabilities to additional paid-in capital. Upon consummation of the Business Combination, Class 1 Warrants and Private Warrants are expected to be equity classified under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 815-40, Derivatives and Hedging – Contracts in Entity’s Own Equity (“ASC 815-40”) after considering, amongst other factors, the Company will have a single class equity structure.

(g)	Reflects the conversion of the Working Capital Loan into 400,000 Private Warrants at a price of $0.50 per warrant upon the closing of the Business Combination.

(h)

Reflects the recapitalization of Legacy Amprius’ common equity of 45,179,270 shares of Legacy Amprius Common Stock and 9,769,515 Legacy Amprius Options into 65,776,550 shares of Common Stock, par value of $0.0001 per share, and options to purchase 14,223,410 shares of Common Stock, respectively.

(i)

Reflects proceeds of $20.5 million from the issuance and sale of 2,052,500 PIPE Units, each consisting of one share of Common Stock and one PIPE Warrant, for a purchase price of $10.00 per PIPE Unit in the PIPE. The PIPE Warrants are expected to be equity classified under ASC 815-40 after considering, amongst other factors, the Company will have a single class equity structure.

(j)

Represents redemptions of 16,517,276 Kensington Class A Ordinary Shares for $165.9 million allocated to shares of Common Stock and additional paid-in capital using par value of $0.0001 per share and at a redemption price of $10.04 per share.

(k)	Reflects the elimination of Kensington’s historical accumulated deficit after recording the transaction costs to be incurred by Kensington as described in Note 3(c) above.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The pro forma adjustments included in the unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2022 and year ended December 31, 2021 are as follows:

(aa)	Represents pro forma adjustment to eliminate historical expenses related to Kensington’s service agreement with the Sponsor, which was terminated upon consummation of the Business Combination.

(bb)

Represents the elimination of the change in fair value of the derivative warrant liability associated with Class 1 Warrants and Private Warrants, which are expected to be equity classified upon the consummation of the Business Combination, as discussed in Note 3(f) above.

(cc)	Represents pro forma adjustment to eliminate income from investments held in Trust Account.

(dd)

Reflects Kensington’s transaction costs expensed upon the closing of the Business Combination. These costs are reflected as if incurred on January 1, 2021, the date the Business Combination is deemed to have occurred for the purposes of the unaudited pro forma condensed combined statements of operations. This is a non-recurring item.

4.	Net Loss per Share

Represents the net loss per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2021. As the Business Combination is being reflected as if it had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entire periods presented.

	Six Months Ended June 30, 2022	Year Ended December 31, 2021
Pro forma net loss	$(9,302)	$(18,459)
Pro forma weighted average shares outstanding, basic and diluted	84,168,916	84,168,916
Pro forma net loss per share, basic and diluted	$(0.11)	$(0.22)

Pro forma weighted average shares calculation, basic and diluted
Kensington’s public shareholders (1)	3,215,224	3,215,224
Kensington’s Initial Shareholders (2)	13,124,642	13,124,642
PIPE Investors	2,052,500	2,052,500
Legacy Amprius stockholders	65,776,550	65,776,550

Pro forma weighted average shares calculation, basic and diluted (3)	84,168,916	84,168,916

(1)	Excludes 3,267,500 Class A Ordinary Shares included in the Original Units purchased by the Sponsor in the IPO.

(2)	Includes 9,857,142 Class B Ordinary Shares and 3,267,500 Class A Ordinary Shares included in the Original Units purchased by the Sponsor in the IPO.
(3)	The pro forma diluted shares for the six months ended June 30, 2022 and year ended December 31, 2021 exclude the following because including them would be antidilutive:

•	14,223,410 unexercised Options;

•	29,482,724 unexercised Public Warrants;

•	16,400,000 unexercised Private Warrants; and

•	2,052,500 unexercised PIPE Warrants.